Exhibit 99.2

[COMMON STOCK]
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF DIABLO VALLEY BANK

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

•                     Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (Central Time) on June 12, 2007.

•                     Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/dbvb/ – QUICK *** EASY *** IMMEDIATE

•                     Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (Central Time) on June 12, 2007.

•                     Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Diablo Valley Bank, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
¯  Please detach here  ¯

The undersigned Common Stock shareholder of Diablo Valley Bank, a California banking association (the “Bank”), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders to be held on June 13, 2007 and the accompanying Proxy Statement dated April 26, 2007, and hereby appoints John J. Hounslow or James A. Mayer and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of the Bank to be held on June 13, 2007 at 5:30 p.m., local time, at 387 Diablo Road, Danville, California 94526, and at any adjournment(s) or postponement(s) thereof and to vote all shares of Common Stock of the Bank that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION	Please mark
IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS	your votes ☒
like this

	FOR	AGAINST	ABSTAIN

1.

APPROVAL OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 8, 2007, BY AND BETWEEN HERITAGE COMMERCE CORP, HERITAGE BANK OF COMMERCE AND DIABLO VALLEY BANK, AS IT MAY BE AMENDED FROM TIME TO TIME

	☐	☐	☐

2.	APPROVAL OF AN ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES	☐	☐	☐

Shareholder(s) Name(s):

Please print or type your name in the space above as it appears on your stock certificate.  When shares are held in common or in joint tenancy, both should sign below.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

Please Date and Sign the Next Page

Dated:	, 2007	SIGNATURES:

Please return by promptly mailing to the corporate offices of

Diablo Valley Bank
387 Diablo Road
Danville, California 94526

Or by faxing the same to: (   )           ; Attention: Corporate Secretary

I will ☐	will not ☐	attend the Special Meeting.